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                                                                     EXHIBIT 2.8

                                                                  EXECUTION COPY

                              GRUPO TELEVISA, S.A.,

                                   as Issuer,

                              THE BANK OF NEW YORK,

                       as Trustee, Registrar, Paying Agent

                               and Transfer Agent

                                       and

                          DEXIA BANQUE INTERNATIONALE A

                           LUXEMBOURG, SOCIETE ANONYME

                           as Luxembourg Paying Agent

                               and Transfer Agent

                                -----------------

                         SEVENTH SUPPLEMENTAL INDENTURE

                           Dated as of March 18, 2005

                               ------------------

                        Supplementing the Trust Indenture

                           Dated as of August 8, 2000

                               -------------------

                   $400,000,000 6.625% Senior Notes due 2025.

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      SEVENTH SUPPLEMENTAL INDENTURE, dated as of the 18th day of March, 2005, between GRUPO TELEVISA, S.A., a limited liability company (sociedad anonima) organized under the laws of the United Mexican States (the "Issuer" or the "Company"), THE BANK OF NEW YORK, a New York banking corporation, having its Corporate Trust Office located at 101 Barclay Street, New York, New York 10286, as trustee (the "Trustee"), registrar ("Registrar"), paying agent ("Paying Agent") and transfer agent ("Transfer Agent"), and DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME a bank duly incorporated and existing under the laws of Luxembourg, as paying agent and transfer agent (a "Paying Agent" and a "Transfer Agent," as the case may be);

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 8, 2000 (the "Original Indenture" and, together with the First Supplemental Indenture, dated August 8, 2000, the Second Supplemental Indenture, dated January 19, 2001, the Third Supplemental Indenture, dated September 13, 2001, the Fourth Supplemental Indenture, dated March 11, 2002, the Fifth Supplemental Indenture, dated March 8, 2002, and the Sixth Supplemental Indenture, dated July 31, 2002 between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme as Luxembourg Paying Agent and Transfer Agent, and this Seventh Supplemental Indenture, the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee, on March 18, 2005, this Seventh Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, one series of Securities to be designated as the "6.625% Senior Notes due 2025" under the Original Indenture in the aggregate principal amount of $400,000,000 subject to
Section 202 hereof;

      WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

      WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Seventh Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

                                       1

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      NOW, THEREFORE, This SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the "6.625% Senior Notes due 2025" and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Seventh Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

            Section 101. Definitions.

      Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear or Clearstream Banking, as the case may be, that apply to such transfer or exchange.

      "Clearstream Banking" shall mean Clearstream Banking, societe anonyme (formerly Cedelbank) or any successor.

      "Depositary" shall mean DTC or its nominee, or any other depositary appointed by the Company, provided, however, that such depositary shall have an address in the Borough of Manhattan, in the City of New York.

      "DTC" shall mean The Depository Trust Company.

      "Euroclear" shall mean the Euroclear System or any successor.

      "Global Securities" or "Global Security" shall have the meaning assigned to it in Section 203 hereof.

      "Initial Purchasers" shall mean Credit Suisse First Boston LLC ("CSFB") and Citigroup Global Markets Inc. ("Citigroup").

      "Interest Payment Date" shall have the meaning assigned to it in Section 206 hereof.

      "Notes" shall mean the Company's 6.625% Senior Notes due 2025.

      "Remaining Scheduled Payments" shall mean, with respect to the Notes, the remaining scheduled payments of principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption. "Securities" shall mean the Notes.

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      "Securities Act" shall mean the United States Securities Act of 1933, as amended.

            Section 102. Section References.

      Each reference to a particular Section set forth in this Seventh Supplemental Indenture shall, unless the context otherwise requires, refer to this Seventh Supplemental Indenture.

                                   ARTICLE II

                        TITLE AND TERMS OF THE SECURITIES

            Section 201. Title of the Securities.

      The title of the Securities of the series established hereby is the "6.625% Senior Notes due 2025".

            Section 202. Amount and Denominations.

      The aggregate principal amount of the Notes which may be authenticated and delivered under this Seventh Supplemental Indenture is limited to $400,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the Notes may be reopened, without the consent of the Holders thereof, for issuance of additional Securities of the same series.

            Section 203. Registered Securities.

      The certificates for the Notes shall be Registered Securities in global form and shall be in substantially the forms attached hereto as Exhibits A-1 and A-2 (collectively, the "Global Securities," each a "Global Security"), and shall bear the legends as are inscribed thereon.

            Section 204. Issuance and Pricing.

      The Notes shall be issued under the Indenture and sold by the Company to the Initial Purchasers at a price equal to 98.081% of the principal amount thereof.

            Section 205. Stated Maturity.

      The Stated Maturity of the Notes on which the principal thereof is due and payable shall be March 18, 2025.

            Section 206. Interest.

      The principal of the Notes shall bear interest from the later of March 18, 2005 or from the most recent Interest Payment Date to which interest has been paid or provided

                                       3

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for, payable semiannually on March 18 and September 18 of each year, commencing
September 18, 2005 to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day preceding such Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal is payable on that date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30- day months. If any Interest Payment Date or Maturity would otherwise be a day that is not a Business Day, the related payment of principal, interest, premium and Additional Amounts will be made on the next succeeding Business Day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the Interest Payment Date or the Maturity, as the case may be, to the next succeeding Business Day.

      Interest on the Notes will accrue at the rate of 6.625% per annum, until the principal thereof is paid or made available for payment.

            Section 207. Registration, Transfer and Exchange.

      The principal of, interest, premium and Additional Amounts on the Notes shall be payable and the Notes may be surrendered or presented for payment, the Notes may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York, and so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a Paying Agent and a Transfer Agent with a specified office in Luxembourg, from time to time; provided, however, that at the option of the Company payment of interest on either series may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register.

      The Company hereby initially appoints the Trustee at its office in the City of New York as the Registrar, a Paying Agent and a Transfer Agent under the Indenture and the Trustee, by its execution hereof, accepts such appointment; provided, however, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee at its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. The Company hereby initially appoints Dexia Banque Internationale a Luxembourg, Societe Anonyme at its office at 69 route d'Esch, L-2953 Luxembourg, to act as a Paying Agent and Transfer Agent under the Indenture and Dexia Banque Internationale a Luxembourg, Societe Anonyme by its execution hereof, hereby accepts such appointment. The Trustee, the Registrar, each Paying Agent and Transfer Agent shall keep copies of the Indenture available for inspection and copying by holders of the Notes during normal business hours at their respective offices.

      Notwithstanding the foregoing, a Holder of $10 million or more in aggregate principal amount of certificated Notes on a Regular Record Date shall be entitled to

                                       4

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receive interest payments, if any, on any Interest Payment Date, other than an
Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the Holder of the Note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by the Company, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

      Rule 144A Security to Regulation S Security. If a holder of a beneficial interest in the Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security, for a beneficial interest in the Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.

      Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the account to be credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto, in the case of transfers prior to the expiration of the "distribution compliance period" (within the meaning of Rule 903 of Regulation S) (the "Restricted Period"), or Exhibit C, in the case of transfers after the expiration of the "distribution compliance period" given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

                                       5

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      Regulation S Security to Rule 144A Security. If a holder of a beneficial interest in the Regulation S Security which is deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in the Rule 144A Security, or to transfer its beneficial interest in such Regulation S Security to a person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such holder may, subject to the rules and procedures of Euroclear or Clearstream Banking or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.

      Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from Euroclear or Clearstream Banking or the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of a beneficial interest in the Regulation S Security for a beneficial interest in the Rule 144A Security, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Security to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security, as the case may be.

            Section 208. Redemption of the Securities.

      The Notes are redeemable by the Company pursuant to Sections 1008 and 1009 of the Original Indenture in accordance with Article Eleven thereof.

            Section 209. Denominations.

      Interests in the Rule 144A Security shall be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and interests in the Regulation S Security shall be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

                                       6

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               Section 210. Currency.

      The interest, premium, if any, Additional Amounts. if any, and principal on the Notes shall be payable only in Dollars.

               Section 211. Applicability of Certain Indenture Provisions.

      All Sections of the Original Indenture shall apply to the Notes, except for Articles Twelve, Thirteen and Fourteen.

               Section 212. Security Registrar and Paying Agent.

      The Trustee shall be Security Registrar and the initial Paying Agent and initial Transfer Agent for the Notes (subject to the Company's right (subject to Section 1002 of the Indenture) to remove the Trustee as such Paying Agent and or Transfer Agent with respect to each series and or, from time to time, to designate one or more co-registrars and one or more other Paying Agents and Transfer Agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Notes. The Company shall maintain a Paying Agent and Transfer Agent in Luxembourg for so long as any Notes are listed on the Luxembourg Stock Exchange.

               Section 213. Global Securities.

            (a) Form of Securities. The Notes may be issued in whole or in part in the form of one or more Global Securities in fully registered form. No Notes will be issued in bearer form. The initial Depositary for the Global Securities of each series shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Notes from time to time.

            (b) Rule 144A Securities. Notes initially offered and sold in reliance on Rule 144A to QIBs shall be issued in the form of permanent Global Securities in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-1 (the "Rule 144A Security"). The Rule 144A Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of the Rule 144A Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or its nominee, as the case may be.

            (c) Regulation S Securities. Notes offered and sold in reliance on Regulation S shall be issued in the form of Global Securities in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A-2 (the "Regulation S Security"). The Regulation S Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly

                                       7

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      executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream Banking. During the Restricted Period, interests in a Regulation S Security may be exchanged for interests in the Rule 144A Security. The aggregate principal amount of the Regulation S Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.

      Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

      Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged, in whole or in part for certificated Notes, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person, other than the Depositary or a nominee thereof unless
(A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (D) the Company in its sole discretion determines that the Global Securities (in whole not in part) should be exchanged for certificated Notes and delivers a written notice to such effect to the Trustee; provided, however, that interests in the Regulation S Security will not be exchangeable for certificated Notes until expiration of the Restricted Period and receipt of certification of non-U.S. beneficial ownership. Any Global Security exchanged pursuant to Clause
(A) or (B) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to Clause (C) above may be exchanged in whole or from time to time in part in the manner directed by the Depositary. In the event of the occurrence of any of the events specified in this paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

      Upon any exchange, the certificated Notes shall be issued in definitive, fully-registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of any appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                                       8

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      The provisions of the "Operating Procedures of the Euroclear System" and
the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream Banking, respectively, shall be applicable to any Global Security insofar as interests in such Global Security are held by the agent members of Euroclear or Clearstream Banking. Account holders or participants in Euroclear and Clearstream Banking shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            Section 214. [INTENTIONALLY OMITTED]

            Section 215. Sinking Fund.

      The Notes shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

            Section 216. Conversion; Exchange.

      The Notes shall not be convertible into Common Stock. The Company and the Initial Purchasers, have entered into a Registration Rights Agreement dated the date hereof in the form of Exhibit F hereto, relating to the Notes.

            Section 217. Amendments.

      This Supplemental Indenture may be amended by the Company without the consent of any holder of the Notes in order for the restrictions on transfer contained herein to be in compliance with applicable law or the Applicable Procedures.

            Section 218. Applicable Procedures.

      Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a Global Note that is not permitted by the Applicable Procedures.

            Section 219. Paying and Transfer Agent.

      Dexia Banque Internationale a Luxembourg, Societe Anonyme agrees that the provisions of Section 1003 of the Original Indenture shall be binding on it as Paying Agent and Transfer Agent.

                                       9

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                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

      The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Seventh Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.

      This Seventh Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

      This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                       10

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      IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Supplemental Indenture to be duly executed as of the day and year first above written.

                                       GRUPO TELEVISA, S.A.,
                                       as Issuer

                                       By:    /s/ Alfonso de Angoitia Noriega
                                            ------------------------------------
                                            Name:  Alfonso de Angoitia Noriega
                                            Title: Executive Vice President

                                       By:    /s/ Salvi Folch Viadero
                                            ------------------------------------
                                            Name:  Salvi Folch Viadero
                                            Title: Chief Financial Officer

                                       11

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                                          THE BANK OF NEW YORK,
                                          As Trustees, Registrar, Paying Agent
                                          And Transfer Agent

                                          BY    /s/ Rouba F. Farah
                                              ----------------------------------
                                              Name:  Rouba F. Farah
                                              Title: Assistant Vice President

                                       12

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                                DEXIA BANQUE INTERNATIONALE
                                A LUXEMBOURG, SOCIETE ANONYME
                                as Luxembourg Paying Agent and Transfer
                                Agent

                                 BY   /s/ Daniel Schammo
                                    ----------------------------------------
                                     Name:  Daniel Schammo
                                     Title: Premier Conseiller

                                       13

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                                   Exhibit A-1

                               RULE 144A SECURITY

THIS SECURITY IS A RULE 144A SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A)(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S. UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

No. 1                                                               $339,750,000
CUSIP No. 40049JAU1

                              GRUPO TELEVISA, S. A.

                          6.625% Senior Notes due 2025

                               Rule 144A Security

      Grupo Televisa, S.A., a limited liability company (sociedad anonima), organized under the laws of the United Mexican States (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of three hundred and thirty nine million and seven hundred and fifty thousand dollars ($339,750,000 ) (or such lesser amount as shall be the outstanding principal amount of this Rule 144A Security shown in Schedule A hereto) on March 18, 2025 and to pay interest thereon from March 18, 2005 or from the most recent date to which interest has been paid or provided for, semiannually on March 18 and September 18 in each year (each, an "Interest Payment Date"), commencing September 18, 2005 at the rate of 6.625 % per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business
Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

      Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

      This Security is a global Rule 144A Security issued on the date hereof which represents $339,750,000 of the principal amount of the Company's 6.625 % Senior Notes due 2025, initially offered and sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one series under an Indenture dated as of August 8, as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002 and the sixth supplemental indenture dated as of July 31, 2002 (herein called, together with the Seventh Supplemental Indenture referred to below and all other indentures supplemental thereto, the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Seventh Supplemental Indenture between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as Luxembourg Paying Agent and Transfer Agent, dated as of March 18, 2005, establishing the terms of the Notes pursuant to the Indenture (the "Seventh Supplemental Indenture").

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of $100,000, and integral multiples of $1,000 as specified in the Seventh Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

      Interests in this Note are exchangeable or transferable in whole or in part for interests in the Regulation S Security, of the same series, only if such exchange or transfer complies with the terms for transfer contained in the Indenture.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          GRUPO TELEVISA, S.A.

Attest:_______________________________    By:___________________________________
       Name: Juan Sebastian Mijares          Name: Alfonso de Angiotia Noriega
       Title: Secretary of the Board of      Title: Executive Vice President
              Directors of Grupo
              Televisa S.A.
                                          By:___________________________________
                                             Name: Salvi Folch Viadero
                                             Title: Chief Financial Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 18, 2005                     The Bank of New York, as Trustee

                                          By:___________________________

                      FORM OF REVERSE OF RULE 144A SECURITY

      This Security is one of a duly authorized issue of Securities of the Company designated as its 6.625% Senior Notes due 2025 (hereinafter called the "Notes"), limited in aggregate principal amount to U.S.$339,750,000, issued and to be issued under a Seventh Supplemental Indenture, dated as of March 18, 2005 (hereinafter called the "Seventh Supplemental Indenture"), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as Luxembourg Paying Agent and Transfer Agent.

      Additional Amounts. All payments of amounts due in respect of the Securities by the Company will be made without withholding or reduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority in or of Mexico ("Taxes") unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Securities, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amount to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:

            (i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of the Securities by reason of the existence of any present or former connection between the Holder or beneficial owner of the Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Securities or the receipt of amounts due in respect thereof;

            (ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;

            (iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of the Securities to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Securities to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with

      Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Securities if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Securities, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information or documentation;

            (iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of the Securities at a rate in excess of the 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Securities, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information, documentation or other evidence;

            (v) to or on behalf of a Holder of the Securities in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Securities would have been entitled to Additional Amounts in respect of such Taxes on presenting such Securities for payment on any date during such 15-day period; or

            (vi) any combination of (i), (ii), (iii), (iv) or (v) above (the Taxes described in clauses (i) through (vi), for which no Additional Amounts are payable, are hereinafter referred to as "Excluded Taxes").

      Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule 3.23.8 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule
3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement find or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

      At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Supplemental Indenture relating to such Securities), the Company will deliver to the relevant Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      Optional Redemption. The Company may redeem any of the Notes (the "Optional Redemption") in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 nor more than 60 days prior notice of the date for such redemption (the "Redemption Date") mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption
Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points (the "Make-Whole Amount"), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

      "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

      "Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means Credit Suisse First Boston LLC or its affiliates with are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

      On an after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem appropriate.

      The election of the Company to redeem the Notes shall be evidenced by a certificate (a "Make-Whole Redemption Certificate") of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.

      Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.

   The notice of Optional Redemption shall state:

   (i) the Redemption Date;

   (ii) the Make-Whole Amount;

   (iii) the sum of all other amounts due to the holders under the Notes and this Indenture;

   (iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Notes so to be redeemed; and

   (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Securities so to be redeemed are to be surrendered for payment of the Make-Whole Amount.

   Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.

   Notwithstanding anything to the contrary in this Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and this Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Securities on the Redemption Date.

      Repurchase of Securities upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Securities validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this covenant.

      Withholding Tax Redemption. The Securities are subject to redemption ("Withholding Tax Redemption") at any time (a "Withholding Tax Redemption Date"), as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the "Withholding Tax Redemption Price") if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10% on or from any payments under the Securities.

      The election of the Company to redeem the Securities shall be evidenced by a certificate (a "Withholding Tax Redemption Certificate") of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 30 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.

      Notice of Withholding Tax Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 15 days nor more than 30 days prior to the Withholding Tax Redemption Date.

      The notice of Withholding Tax Redemption shall state:

            (i) the Withholding Tax Redemption Date;

            (ii) the Withholding Tax Redemption Price;

            (iii) the sum of all other amounts due to the holders under the Securities and this Indenture;

            (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Security so to be redeemed; and

            (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Securities so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price.

      Notice of Withholding Tax Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Securities for redemption in accordance with such notice, such Securities shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.

      Notwithstanding anything to the contrary in this Indenture or in the Securities, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the holders and the Trustee under the Securities and this Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Securities other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Securities then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Securities on the Withholding Tax Redemption Date.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Rule 144A Security have been made:

  Principal                                    Change in            Principal
amount of this                                 principal          amount of this
  Rule 144A                                 Amount of this          Rule 144A
Security as of                                 Rule 144A             Security           Notation made
 the date of           Date exchange        Security due to       following such       by or on behalf
   exchange                 made               exchange              exchange          of the Trustee
------------------- --------------------- -------------------- --------------------- --------------------
$
------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

------------------- --------------------- -------------------- --------------------- --------------------

                                   Exhibit A-2

                              REGULATION S SECURITY

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE l44A AND THE INDENTURE REFERRED TO HEREIN.

THIS SECURITY IS A REGULATION S SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

No. 1                                                                $60,250,000
CUSIP No. P4987VAK9

                              GRUPO TELEVISA, S.A.

                          6.625% Senior Notes due 2025

                              Regulation S Security

      Grupo Televisa, S.A., a limited liability company (sociedad anonima), organized under the laws of the United Mexican States (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of sixty million two hundred and fifty thousand dollars ($60,250,000 ) (or such lesser amount as shall be the outstanding principal amount of this Regulation S Security shown in Schedule A hereto) on March 18, 2005 and to pay interest thereon from March 18, 2005 or from the most recent date to which interest has been paid or provided for, semiannually on March 18 and September 18 in each year (each, an "Interest Payment Date"), commencing September 18, 2005 at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business
Day) preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

      Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

      This Security is a Regulation S Security issued on the date hereof which represents $60,250,000 of the principal amount of the Company's 6.625 % Senior Notes due 2025 (the "Notes") deposited on behalf of the purchasers of the Notes with the custodian for the Depositary for credit to their respective accounts at Euroclear or Clearstream Banking (each, as defined herein). This Note is one of a duly authorized issue of securities of the Company issued and to be issued in one series under an Indenture dated as of August 8, 2000 as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002 and the sixth supplemental indenture dated as of July 31, 2002 (herein called, together with the Seventh Supplemental Indenture referred to below and all other indentures supplemental thereto, the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the seventh supplemental indenture between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as Luxembourg Paying Agent and Transfer Agent, dated as of March 18, 2005 , establishing the terms of the Notes pursuant to the Indenture (the "Seventh Supplemental Indenture").

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      Prior to expiration of the "40-day distribution compliance period" (as defined in Rule 901 of Regulation S under the Securities Act), payments (if any) on this Regulation S Security will only be paid to the registered holder hereof to the extent that there is presented to the Trustee a certificate substantially in the form of Exhibit E to the Seventh Supplemental Indenture. Interests in this Regulation S Security will be transferable in accordance with the rules and procedures of the Euroclear System or Clearstream Banking or DTC in effect at the time of the transfer.

      The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of $1,000, and integral multiples thereof as specified in the Seventh Supplemental Indenture establishing the terms of the Notes and as more fully provided in the Original Indenture. As provided in the Original Indenture, and subject to certain limitations set forth in the Original Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

      Interests in this Note are exchangeable or transferable in whole or in part for interests in the Rule 144A Security of the same series only if such exchange or transfer complies with the terms for transfer contained in the Indenture.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of laws other than Section 5-1401 of the New York General Obligations Law.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                           GRUPO TELEVISA, S.A.

Attest:_______________________________     By:__________________________________
       Name: Juan Sebastian Mijares           Name: Alfonso de Angiotia Noriega
       Title:Secretary of the Board of        Title: Executive Vice President
             Directors of Grupo
             Televisa S.A.
                                           By:__________________________________
                                              Name: Salvi Folch Viadero
                                              Title: Chief Financial Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  March 18, 2005                     The Bank of New York,
                                           as Trustee

                                           By:__________________________________
                                                       Authorized Signatory

                    FORM OF REVERSE OF REGULATION S SECURITY

      This Security is one of a duly authorized issue of Securities of the Company designated as its 6.625% Senior Notes due 2025 (hereinafter called the "Notes"), limited in aggregate principal amount to U.S.$60,250,000, issued and to be issued under a Seventh Supplemental Indenture, dated as of March 18, 2005 (hereinafter called the "Seventh Supplemental Indenture"), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme, as Luxembourg Paying Agent and Transfer Agent.

      Additional Amounts. All payments of amounts due in respect of the Securities by the Company will be made without withholding or reduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Mexico any political subdivision thereof or any agency or authority in or of Mexico ("Taxes") unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Company will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Securities, in the absence of such withholding or deduction, which Additional Amounts shall be due and payable when the amount to which such Additional Amounts relate are due and payable; except that no such Additional Amounts shall be payable with respect to:

            (i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of the Securities by reason of the existence of any present or former connection between the Holder or beneficial owner of the Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (x) being or having been a citizen or resident thereof, (y) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (z) being or having been present or engaged in trade or business therein) other than the mere holding of such Securities or the receipt of amounts due in respect thereof;

            (ii) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;

            (iii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of the Securities to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Securities to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with

      Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) of the Holder or beneficial owner of such Securities if (x) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (iii), the Company shall have notified all the Holders of Securities, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information or documentation;

            (iv) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of the Securities at a rate in excess of a 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners (provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for a 4.9% rate for purposes of this clause (iv)), but only to the extent that (x) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (y) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Securities, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information, documentation or other evidence;

            (v) to or on behalf of a Holder of the Securities in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Securities would have been entitled to Additional Amounts in respect of such Taxes on presenting such Securities for payment on any date during such 15-day period; or

            (vi) any combination of (i), (ii), (iii), (iv) or (v) above (the Taxes described in clauses (i) through (vi), for which no Additional Amounts are payable, are hereinafter referred to as "Excluded Taxes").

      Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if (a) the provision of information, documentation or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9) or (b) Rule 3.23.8 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit), or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule
3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such other successor of such rule). In addition, such clauses (iii) and (iv) shall not be construed to require that a non-Mexican pension or retirement find or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

      At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the date of the Indenture or Supplemental Indenture relating to such Securities), the Company will deliver to the relevant Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or such Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      Optional Redemption. The Company may redeem any of the Notes (the "Optional Redemption") in whole or in part, at any time or from time to time prior to their maturity, upon not less than 30 nor more than 60 days prior notice of the date for such redemption (the "Redemption Date") mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption
Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points (the "Make-Whole Amount"), plus in each case accrued and unpaid interest on the principal amount of the Notes to the Redemption Date.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

      "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

      "Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means Credit Suisse First Boston LLC or its affiliates with are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

      On an after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Make-Whole Amount and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem appropriate.

      The election of the Company to redeem the Notes shall be evidenced by a certificate (a "Make-Whole Redemption Certificate") of an officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date and of all other information necessary to the giving by the Trustee of notices of the Optional Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Make-Whole Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Redemption Date.

      Notice of the Optional Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture, upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 30 days nor more than 60 days prior to the Redemption Date.

   The notice of Optional Redemption shall state:

   (i) the Redemption Date;

   (ii) the Make-Whole Amount;

   (iii) the sum of all other amounts due to the holders under the Notes and this Indenture;

   (iv) that on the Redemption Date the Make-Whole Amount will become due and payable upon each such Notes so to be redeemed; and

   (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Securities so to be redeemed are to be surrendered for payment of the Make-Whole Amount.

   Notice of the Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Amount therein specified. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Paying Agent on behalf of the Company on the Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.

   Notwithstanding anything to the contrary in this Indenture or in the Notes, if a Make-Whole Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Make-Whole Amount and (ii) all other amounts due to the holders and the Trustee under the Notes and this Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Notes other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Notes then outstanding to be due and payable on any date prior to the Redemption Date. The funds paid to the Trustee shall be used to redeem the Securities on the Redemption Date.

      Repurchase of Securities upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this Section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Securities validly tendered and not withdrawn. Prior to the mailing of the notice to Holders and publishing such notice to holders in a daily newspaper of general circulation in Luxembourg commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this covenant.

      Withholding Tax Redemption. The Securities are subject to redemption ("Withholding Tax Redemption") at any time (a "Withholding Tax Redemption Date"), as a whole but not in part, at the election of the Company, at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any, to and including the Withholding Tax Redemption Date (the "Withholding Tax Redemption Price") if, as a result of (i) any change in or amendment to the laws, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any amendment to or change in the rulings or interpretations relating to such laws, rules or regulations made by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the Closing Date, the Company has become or would become required to pay any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 10.0% on or from any payments under the Securities.

      The election of the Company to redeem the Securities shall be evidenced by a certificate (a "Withholding Tax Redemption Certificate") of a financial officer of the Company, which certificate shall be delivered to the Trustee. The Company shall, not less than 30 days nor more than 45 days prior to the Withholding Tax Redemption Date, notify the Trustee in writing of such Withholding Tax Redemption Date and of all other information necessary to the giving by the Trustee of notices of such Withholding Tax Redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in the Withholding Tax Redemption Certificate and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments to the Trustee referred to therein at least two Business Days prior to such Withholding Tax Redemption Date.

      Notice of Withholding Tax Redemption shall be given by the Trustee to the holders, in accordance with the provisions of Section 106 of the Original Indenture upon the mailing by first-class postage prepaid to each holder at the address of such holder as it appears in the Register not less than 15 days nor more than 30 days prior to the Withholding Tax Redemption Date.

      The notice of Withholding Tax Redemption shall state:

            (i) the Withholding Tax Redemption Date;

            (ii) the Withholding Tax Redemption Price;

            (iii) the sum of all other amounts due to the holders under the Securities and this Indenture;

            (iv) that on the Withholding Tax Redemption Date the Withholding Tax Redemption Price will become due and payable upon each such Security so to be redeemed; and

            (v) the place or places, including the offices of our Paying Agent in Luxembourg, where such Securities so to be redeemed are to be surrendered for payment of the Withholding Tax Redemption Price.

      Notice of Withholding Tax Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Withholding Tax Redemption Date, become due and payable at the Withholding Tax Redemption Price therein specified. Upon surrender of any such Securities for redemption in accordance with such notice, such Securities shall be paid by the Paying Agent on behalf of the Company on the Withholding Tax Redemption Date; provided that moneys sufficient therefor have been deposited with the Trustee for the holders.

      Notwithstanding anything to the contrary in this Indenture or in the Securities, if a Withholding Tax Redemption Certificate has been delivered to the Trustee and the Company shall have paid to the Trustee for the benefit of the holders (i) the Withholding Tax Redemption Price and (ii) all other amounts due to the holders and the Trustee under the Securities and this Indenture, then neither the holders nor the Trustee on their behalf shall any longer be entitled to exercise any of the rights of the holders under the Securities other than the rights of the holders to receive payment of such amounts from the Paying Agent and the occurrence of an Event of Default whether before or after such payment by the Company to the Trustee for the benefit of the holders shall not entitle either the holders or the Trustee on their behalf after such payment to declare the principal of any Securities then outstanding to be due and payable on any date prior to the Withholding Tax Redemption Date. The funds paid to the Trustee shall be used to redeem the Securities on the Withholding Tax Redemption Date.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

      The following exchanges of Notes for Notes represented by this Regulation S Security have been made:

  Principal                          Change in        Principal
Amount of this                       Principal      amount of this
 Regulation S                     amount of this     Regulation S
Security as of                     Regulation S        Security           Notation made
 the date of      Date exchange   Security due to   following such       by or on behalf
   exchange            made          exchange          exchange          of the Trustee
--------------    -------------   ---------------   --------------       ---------------
$
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------
--------------    -------------   ---------------   --------------       ---------------

                                    Exhibit B

                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM RULE 144A SECURITY
                TO REGULATION S SECURITY PRIOR TO THE EXPIRATION
                            OF THE RESTRICTED PERIOD

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

            Re:   Grupo Televisa, S.A.
                  $400,000,000 6.625% Senior Notes due 2025 (the "Notes")

      Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK (the "Trustee") and GRUPO TELEVISA, S.A. (the "Company") (as amended or supplemented through the date hereof, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

      This Certificate relates to _______________ principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No.) held with the Depositary by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP (CINS) No.).

      In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

      (1) the Transferor is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

      (2)   the offer of the Notes was not made to a person in the United
            States;

      (3)   either: (A)   at the time the buy order was originated, the
                          transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                    (B) The transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

      (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

      (5) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Securities covered by this transfer certificate then the requirements of Rule 904(c)(1) have been satisfied;

      (6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (7) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary in account [_______].

      This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]

                                      By:__________________________
                                         Name:
                                         Title:

Dated: _______________________

cc: Grupo Televisa, S.A.

                                    Exhibit C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                       OR EXCHANGE FROM RULE 144A SECURITY
                       TO REGULATION S SECURITY AFTER THE
                       EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

            Re:   Grupo Televisa, S.A.
                  $400,000,000 6.625% Senior Notes due 2025 (the "Notes")

      Reference is hereby made to the Indenture dated as of August 8, 2000, between THE BANK OF NEW YORK (the "Trustee") and GRUPO TELEVISA, S.A. (the "Company") (as amended or supplemented through the date hereof, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

      This Certificate relates to ___________ principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. 40049JAN7) held with the Depositary by or on behalf of [transferor] as beneficial owner (the "Transferor").

      In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:

      (i) (A) the offer of the Notes was not made to a person in the United States;

            (B)   either:    (1) at the time the buy order was originated, the
                             transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                             (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

            (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

            (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

      (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

      This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]

                                      By: ______________________________
                                          Name:
                                          Title:

Dated: _______________________

cc: Grupo Televisa, S.A.

                                    Exhibit D

                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                       EXCHANGE FROM REGULATION S SECURITY
                              TO RULE 144A SECURITY

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:  Corporate Trust Administration

            Re:   Grupo Televisa, S.A.
                  $400,000,000 6.625% Senior Notes due 2025 (the "Notes")

      Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK (the "Trustee") and GRUPO TELEVISA, S.A. (the "Company) (as amended or supplemented through the date hereof, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

      This Certificate relates to _____________________________________
principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Security (CUSIP No. [______]) through the Depositary by or on behalf of transferor as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Security (CUSIP No. [______]).

      In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

      This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Notes being transferred.

                                      [Insert Name of Transferor]

                                      By: ______________________________
                                          Name:
                                          Title:

Dated: _______________________
cc: Grupo Televisa, S.A.

                                    Exhibit E

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

            Re:   Grupo Televisa, S.A.
                  $400,000,000 6.625% Senior Notes due 2025 (the "Notes")

      Reference is hereby made to the Indenture dated as of August 8, 2000 between THE BANK OF NEW YORK (the "Trustee") and GRUPO TELEVISA, S.A. (the "Company") (as supplemented by the First Supplemental Indenture, dated August 8, 2000, between the Company, the Trustee and Banque Internationale a Luxembourg, Societe Anonyme, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

      This is to certify that as of the date hereof and except as set forth below, the above-captioned Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the "Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

      As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" included Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

      We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

      This certification excepts and does not relate to $__________________________of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

      We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:  ___________________________(1)

                                          By:  ________________________________

      As, or as agent for, the beneficial owner(s) of the [Notes] to which this certificate relates.

---------------

(1) Not earlier than 15 days prior to the certification event to which the certification relates.

                                    Exhibit F

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF MARCH 18, 2005

                                      AMONG

                              GRUPO TELEVISA, S.A.

                                       AND

                         CREDIT SUISSE FIRST BOSTON LLC

                          CITIGROUP GLOBAL MARKETS INC.